   As filed with the Securities and Exchange Commission on December 22, 1997

                                                    REGISTRATION NO.
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ---------------

                           QUESTRON TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                                ---------------

            DELAWARE                                       23-2257354
(State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                      Identification No.)

      6400 CONGRESS AVENUE, SUITE 200A                       33487
          BOCA RATON, FLORIDA                              (Zip Code)
(Address of principal executive offices)

                 1994 DIRECTOR NON-QUALIFIED STOCK OPTION PLAN
                             1996 STOCK OPTION PLAN
                         VARIOUS OTHER PLANS/AGREEMENTS

                           (Full titles of the plans)

                                ---------------

                              DOMINIC A. POLIMENI
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           QUESTRON TECHNOLOGY, INC.
                        6400 CONGRESS AVENUE, SUITE 200A
                           BOCA RATON, FLORIDA 33487
                    (Name and address of agent for service)

                                 (561) 241-5251
         (Telephone number, including area code, of agent for service)

                                ---------------

                                    COPY TO:

                           FREDERICK W. LONDON, ESQ.
                                 GOULD & WILKIE
                           ONE CHASE MANHATTAN PLAZA
                         NEW YORK, NEW YORK 10005-1401
                                 (212) 344-5680

                                                    CALCULATION OF REGISTRATION FEE
================================================================================================================================
        Title of securities to             Amount to        Proposed maximum         Proposed maximum           Amount of
            be registered                be registered    offering price per unit aggregate offering price   registration fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, issuable       250,000     $8.25(1)                $2,062,500                $608.44
pursuant to 1996 Stock Option Plan
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, issuable         9,000     $13.53(2)               $121,770                  $35.92
pursuant to 1994 Director Non-Qualified       135,000     $8.25(2)                $1,113,750                $328.56
Stock Option Plan, as amended
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, issuable      60,000       $6.275                  $376,500                  $111.07
pursuant to Stock Option Grant Agreement
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, issuable       150,000     $3.75(3)                $562,500                  $165.94
pursuant to Exchange Agreement              1,500,000     $8.25(3)                $12,375,000               $3,650.63
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, issuable       215,000     $8.25(4)                $1,773,750                $523.26
pursuant to various plans/agreements
--------------------------------------------------------------------------------------------------------------------------------
Total                                       2,319,000                             $18,385,770               $5,423.82
================================================================================================================================

(1) Estimated, in accordance with Rule 457(c) and (h) under the Securities Act of 1933, solely for the purpose of calculating the registration fee, based upon the average of the closing bid and asked prices of the Common Stock of Registrant on December 19, 1997.
(2) Pursuant to Rule 457(h), the registration fee is based on the average exercise price of $13.53 per share of 9,000 currently outstanding options. The registration fee for the remaining 135,000 options is estimated on the basis of the average of the closing bid and asked prices of the Common Stock of Registrant on December 19,1997.
(3) Pursuant to Rule 457(h), the registration fee is based on the exercise price of $3.75 per share of 150,000 currently outstanding options. The registration fee for the remaining 1,500,000 options is estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, solely for the purpose of calculating the registration fee, based upon the average of the closing bid and asked prices of the Common Stock of Registrant on December 19, 1997.
(4) Estimated, in accordance with Rule 457(c) and (h) under the Securities Act of 1933, solely for the purpose of calculating the registration fee, based upon the average of the closing bid and asked prices of the Common Stock of Registrant on December 19, 1997.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The document(s) containing the information concerning the 1996 Stock Option Plan and the 1994 Director Non-Qualified Stock Option Plan of Questron Technology, Inc. (the "Registrant") specified in Part I of the instructions to Registration Statement on Form S-8 have been or will be sent or given to the participants in the Plans, as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Securities Act"). In accordance with the Note to Part I of the instructions to Registration Statement on Form S-8, such documents are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of Questron Technology, Inc. (the "Registrant") which have been filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 ("Exchange Act") (File No. 0-13324) are incorporated by reference into the Registration Statement.

                  (a) the Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

                  (b) Quarterly Reports on Form 10-QSB dated November 14, 1997, August 14, 1997 and May 15, 1997 which include unaudited financial statements for the nine month period ended September 30, 1997, the six month period ended June 30, 1997, and the three month period ended March 31, 1997, respectively.

                  (c) Current Report on Form 8-K dated October 7, 1997, as amended by Form 8-K/A No. 1 filed on December 8, 1997.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof shall be deemed to be incorporated by reference and a part of this Registration Statement from the date of filing of such documents.

         Also incorporated by reference into the Registration Statement is the description of the Registrant's Common Stock contained in its Registration Statement on Form SB-2 (No. 333- 18243), as amended.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation and By-laws contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons. The Company is unaware of any pending or threatened litigation against the Company or its directors that would result in any liability for which such director would seek indemnification or similar protection.

         The provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any transaction which involves a conflict between the interests of the Company and those of the director) or for violations of the federal securities laws. The provisions also limit liability resulting from grossly negligent decisions, including grossly negligent business decisions relating to attempts to change control of the Company.

         The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (shareholder derivative actions). In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and, therefore, is unenforceable.

         The Company also maintains directors and officers liability insurance for the benefit of its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


Exhibit No.*                           Description
-----------                            -----------
3.0 Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3(i) to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1987 (File No. 0-13324).

3.1 Certificate of Amendment, dated March 20, 1985, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
         4.1 to Amendment No. 1 of the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 9, 1995 (File No. 33-44331).

3.2 Certificate of Amendment, dated June 9, 1989, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
         4.1 to Amendment No. 1 of the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 9, 1995 (File No. 33-44331).

3.3 Certificate of Correction, dated May 17, 1991, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
         4.1 to Amendment No. 1 of the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 9, 1995 (File No. 33-44331).

3.4 Certificate of Amendment, dated December 20, 1993, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3(i) to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993 (File No. 0-13324).

3.5 Certificate of Amendment, dated December 22, 1993, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
         3.3 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993 (File No. 0-13324).

3.6 Certificate of Correction, dated July 19, 1994, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
         4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 9, 1995 (File No. 33-44331).

3.7 Certificate of Amendment, dated April 2, 1996, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
         3.5 to the Registrant's

--------
* Exhibit No. as designated by Item 601 of Regulation S-K.

         Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995 (File No. 0-13324).

3.8 Certificate of Amendment, dated December 31, 1996, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
         3.10 of the Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on March 4, 1997 (File No. 333-18243).

3.9 By-Laws of the Registrant, incorporated by reference to Exhibit 3b(ii) to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1987 (File No. 0-13324).

3.10     Amendment to By-Laws of the Registrant, incorporated by reference to
         Exhibit 3.4 of the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1992 (File No. 0-13324).

4.0 1996 Stock Option Plan, incorporated by reference to Exhibit 10.19 to Amendment No.1 to the Registrant's Form SB-2 filed with the Securities and Exchange Commission on February 25,1997 (File No. 333-18243).

4.1 Judicate, Inc. 1994 Director Non-Qualified Stock Option Plan, incorporated by reference to Exhibit 10.28 of the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993 (File No. 0-13324).

4.2 Judicate, Inc. 1994 Director Non-Qualified Stock Option Plan, as amended and restated, incorporated by reference to Registrant's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 7, 1996.

4.3 Stock Option Grant Agreement dated September 22, 1997 between the Registrant and Don E. Bastian and Kathryn T. Bastian.

5.0 Opinion of Gould & Wilkie as to the legality of the securities being offered.

24.1     Consent of Moore Stephens, P.C.

24.2     Consent of Gould & Wilkie (see Exhibit 5.0).


ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bone fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida, on December 19, 1997.


                                              QUESTRON TECHNOLOGY, INC.

                                              By: /s/ DOMINIC A. POLIMENI
                                                 ------------------------------
                                                  Dominic A. Polimeni
                                                  Chairman, President and
                                                  Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                    Title                                  Date
         ---------                    -----                                  ----

/s/ DOMINIC A. POLIMENI         Chairman, President and                  December 19, 1997
----------------------------    Chief Executive Officer
Dominic A. Polimeni             (Principal Executive Officer)




/s/ MILTON M. ADLER             Treasurer, Secretary,                    December 19, 1997
----------------------------    Controller and Director
  Milton M. Adler               (Principal Financial Officer and
                                Principal Accounting Officer)



/s/ ROBERT V. GUBITOSI          Director                                 December 19, 1997
----------------------------
  Robert V. Gubitosi


/s/ MITCHELL HYMOWITZ           Director                                 December 19, 1997
----------------------------
  Mitchell Hymowitz


/s/ WILLIAM J. MCSHERRY, JR.    Director                                 December 19, 1997
----------------------------
  William J. McSherry, Jr.

                                 EXHIBIT INDEX


Exhibit No.                         Description
-----------                         -----------
3.0 Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3(i) to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1987 (File No. 0-13324).

3.1 Certificate of Amendment, dated March 20, 1985, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
         4.1 to Amendment No. 1 of the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 9, 1995 (File No. 33-44331).

3.2 Certificate of Amendment, dated June 9, 1989, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
         4.1 to Amendment No. 1 of the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 9, 1995 (File No. 33-44331).

3.3 Certificate of Correction, dated May 17, 1991, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
         4.1 to Amendment No. 1 of the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 9, 1995 (File No. 33-44331).

3.4 Certificate of Amendment, dated December 20, 1993, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3(i) to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993 (File No. 0-13324).

3.5 Certificate of Amendment, dated December 22, 1993, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
         3.3 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993 (File No. 0-13324).

3.6 Certificate of Correction, dated July 19, 1994, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
         4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 9, 1995 (File No. 33-44331).

3.7 Certificate of Amendment, dated April 2, 1996, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
         3.5 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995 (File No. 0-13324).

3.8 Certificate of Amendment, dated December 31, 1996, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
         3.10 of the

         Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on March 4, 1997 (File No. 333-18243).

3.9 By-Laws of the Registrant, incorporated by reference to Exhibit 3b(ii) to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1987 (File No. 0-13324).

3.10     Amendment to By-Laws of the Registrant, incorporated by reference to
         Exhibit 3.4 of the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1992 (File No. 0-13324).

4.0 1996 Stock Option Plan, incorporated by reference to Exhibit 10.19 to Amendment No.1 to the Registrant's Form SB-2 filed with the Securities and Exchange Commission on February 25,1997 (File No. 333-18243).

4.1 Judicate, Inc. 1994 Director Non-Qualified Stock Option Plan, incorporated by reference to Exhibit 10.28 of the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993 (File No. 0-13324).

4.2 Judicate, Inc. 1994 Director Non-Qualified Stock Option Plan, as amended and restated, incorporated by reference to Registrant's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 7, 1996.

4.3 Stock Option Grant Agreement dated September 22, 1997 between the Registrant and Don E. Bastian and Kathryn T. Bastian.

5.0 Opinion of Gould & Wilkie as to the legality of the securities being offered.

24.1     Consent of Moore Stephens, P.C.

24.2     Consent of Gould & Wilkie (see Exhibit 5.0).